UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2026

Andretti Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42268	98-1792547
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Kimball Place, Suite 550, Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 299-2201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	POLEU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	POLE	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	POLEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Promissory Note

As previously disclosed, on October 14, 2025, Andretti Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), issued three separate unsecured promissory notes (the “Original Notes”) to each of William J. Sandbrook, Michael Andretti and William M. Brown (collectively, the “Payees”), in total principal amounts of $720,000, $300,000 and $480,000, respectively. On April 27, 2026, the Company amended and restated the Original Notes (the “Amended and Restated Notes”) to increase the total principal amounts to $2,100,000, $875,000 and $1,400,000, respectively, for a revised aggregate total of $4,375,000. The proceeds of the Amended and Restated Notes, which may be drawn from time to time prior to the Maturity Date (as defined below), will be used by the Company for working capital purposes.

The Amended and Restated Notes bear no interest and are due and payable upon the earlier of (i) the consummation of the Company’s initial business combination (the “Business Combination”) and (ii) the date of liquidation of the Company (such earlier date, the “Maturity Date”). In the event that the Company does not consummate a Business Combination, the Amended and Restated Notes will be repaid only from amounts remaining outside of the Company’s trust account established in connection with the Company’s initial public offering of its securities (the “IPO”), if any.

If, prior to the Business Combination, the principal balances of the Amended and Restated Notes have not been paid in full, then, at the Payees’ option and subject to certain conditions, up to an aggregate of $1,500,000 of the principal amounts of the Amended and Restated Notes may be converted into units of the Company (the “Conversion Unit”), each consisting of one Class A ordinary share and one-half of one redeemable warrant, of the Company at a conversion price of $10.00 per Conversion Unit, on the date of the Business Combination. The Conversion Units shall be identical to the units issued by the Company in a private placement upon consummation of its IPO. The Conversion Units and their underlying securities are entitled to the registration rights set forth in that certain Registration Rights Agreement by and between the Company and the parties thereto, dated as of September 5, 2024.

A failure to pay the principal outstanding amount of the Amended and Restated Notes within one business day of the Maturity Date shall be deemed an event of default, in which case the Payees may declare the Amended and Restated Notes due and payable immediately. The issuance of the Amended and Restated Notes was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Notes, a form of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure is contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Amended and Restated Promissory Note.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Andretti Acquisition Corp. II

By:	/s/ William M. Brown
Name:	William M. Brown
Title:	Chief Executive Officer

Dated: April 27, 2026

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